Exhibit 99.1
June 30, 2024 Lafayette Square USA, Inc.

2 Important Information

3

Worker Solutions Worker Solutions is Lafayette Square's managerial assistance platform designed to connect portfolio companies with enhanced benefits to improve recruitment, retention, and productivity. We support portfolio companies through: • Incentives, including provider discounts negotiated on behalf of portfolio companies • Analytics on human capital trends and benefits utilization • Services for employers through vetted third-party solutions providers • Consultation for portfolio company management teams and HR leaders 4 ®

Recent Developments by Place © 2024 Mapbox © OpenStreetMap LMI Tract LMI Non LMI NA Four new investments were made this quarter, adding four new locations to the BDC's geographical dispersion. PURIS Corp • The Woodlands, TX Better Car People (CentralBDC Enterprises, LLC) • Monroe, NC Aymium (National Carbon CA, LLC) • Gwinn, MI 160 Driving Academy (Rock Gate Capital LLC) • Chicago, IL 5

Trends in LMI Targeted Investments

- **Increase in net total jobs[2]** due to addition of four new portfolio companies in the quarter. **9% increase** in QoQ LMI individuals employed.
- **4% increase** in QoQ capital allocated to LMI Targeted Investments[8] reaching a high of 59%.
- **+$42mm** additional allocated capital towards LMI Targeted Investments (160 Driving Academy).

1958 Small Business Investment Act

2030 Goal: Help business create/retain 100k jobs for low-to-moderate income [1] (LMI) people and 150k jobs overall


15K
10K
5K
0K
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024

Total Jobs
17,367
▲ 1,932 (13%)

Total Jobs for LMI People
7,002
▲ 572 (9%)

1977 Community Reinvestment Act

2030 Goal: Invest at least 50% in borrowers located in underserved communities or are substantial employers of LMI people [3]

Underserved Area or Substantial Employer

Lead Agent Transactions


59%
50% Target

All Transactions


59%
50% Target

[1 - 7] Please refer to Slide 23 for footnote references in the tables and charts above.
[8] "LMI Targeted Investments": (i) located in and/or with a majority of operations in Working Class Areas or (ii) that provide Substantial Employment to LMI individuals. We may also invest in other community development and public welfare investments identified as qualifying for CRA credit under the Office of Comptroller of Currency ("OCC") and/or Federal Reserve guidance.

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Expanding the Footprint of Worker Solutions®

- **7 of 16 (44%)** portfolio companies where we were lead agent adopted Qualifying Human Capital Investments.[8]
- **5% QoQ increase** in Borrower Adoption Rate for lead agent transactions.
- **QoQ improvement** in retirement plan[7] participation.

1980 Small Business Investment Incentive Act
2030 Goal: 50% borrowers adopting our Third-Party Solution Providers

Borrower Adoption Rate

Lead Agents Transactions



44%
50% Target

All Transactions



28%
50% Target

Workers w Access to Services	Total Workers Served
4,558	2,410

	Employee Turnover [5]	Health Care Participation [6]	Retirement Plan Participation [7]
Q2 2024	10%	42%	51%
	National Average 11%	*National Average 46%*	*National Average 53%*
Q1 2024	7%	57%	47%
	National Average 11%	*National Average 46%*	*National Average 53%*

[1 - 7] Please refer to Slide 23 for footnote references in the tables and charts above.
[8] Worker Solutions coordinates directly with the human resources and personnel departments of our portfolio companies to (i) analyze their workforce, wages, and benefits, (ii) identify human capital challenges and benefits gaps, and (iii) recommend appropriate Third-Party Solution Providers and/or policy changes to existing workplace benefits (such recommendations defined as "Qualifying Human Capital Investments") that we believe would enhance employee well-being and improve retention.

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Information as of June 30, 2024. Our current portfolio lends to businesses across a variety of sectors, with locations in eight of our ten Target Regions. The map illustrates (to the extent we have the information from portfolio companies) the location of portfolio company headquarters and where portfolio company employees work in comparison to LMI and non-LMI census tracts. Worker Solutions Dashboard NM MN WA MO WV MD WY MT MA ME MS OR NH OH ND AR NV GA UT NY NE OK NC VA CO TN WI DE SD PA CA MI AZ KY NJ KS TX SC LA AL IN FL HI ID IA IL Employee Locations of Lafayette Square Portfolio Companies HR Policy Changes Impact Allies Deployed Total Total Global K9 Protection Group, LLC Zero Waste Recycling, LLC Break The Floor Productions LLC Direct Digital Holdings, Inc. Standard Real Estate Investments Rotolo Consultants, Inc. Best Friends Pet Care, Inc. 1 1 1 2 3 1 5 14 1 1 1 2 0 1 2 8 0 0 0 0 3 0 3 6 Solutions Deployed by Portfolio Companies Solution Provider Portfolio Companies Sunny Day Fund Solutions Inc. HoneyBee Vault Neighborhood Trust Financial Partners Esusu Financial Inc Boom Pay, Inc. 1 1 1 1 2 2 Solution Providers Deployed 8 ®

Description (Bod Worker Solutions Result) Solution Name Type Outputs Worker Solutions Intended Outcomes Zero-interest emergency loans Honeybee Third-Party 55 employees (26% upta.. 1 Note: - Worker Solutions Intended Outcomes refer to metrics reported to and/or measured by Lafayette Square - HR Policy Changes: The number in parentheses indicates that the portfolio company has deployed three HR policy changes. Worker Solutions Results Zero-interest emergency loans Honeybee Third-Party 55 employees (26% uptake) Prevented debt Portfolio Company #1 Education benefits (student loan repayment, tuition reimbursement) Vault Third-Party Onboarding - One-on-one financial coaching TrustPlus Third-Party 7 employees (6% uptake) Improved credit Increased savings Reduced debt Portfolio Company #2 Emergency savings benefits Sunny Day Fund Third-Party 67 employees (7% uptake) Increased savings Portfolio Company #3 Credit-building through rent payments Boom Third-Party 42 Employees (8% uptake) Emergency savings benefits Sunny Day Fund Third-Party Onboarding HR Policy Changes - healthcare, retirement, and other HR Policy Change (3) HR Policy Changes - Improved credit Increased Savings Increased Benefits Participation Portfolio Company #4 Zero-interest emergency loans Honeybee Third-Party 82 employees (8% uptake) Prevented debt Portfolio Company #5 Credit-building through rent payments Esusu Third-Party Onboarding Improved credit Portfolio Company #6 HR Policy Changes - healthcare, retirement, and other HR Policy Change (3) HR Policy Changes - Increased Benefits Participation Portfolio Company #7 9 ®

Worker Solutions : Third Party Solution Provider Engagement Snapshot[1] Lafayette Square currently does not receive any compensation for the recommendation to use Third Party Solution Providers. However, we may offer portfolio companies a small stepdown on financing costs if they engage a Third Party Solution Provider and/or adopt certain other designations (such as B-Corporation status) or human capital advice, and in some cases, will negotiate discounts for them on the services provided by Third Party Solution Providers. [1] Data as of June 30, 2024, and provided by Third Party Solution Provider and not part of the data Lafayette Square receives directly from its portfolio companies. This data reflects loans for which employees made payments during Q2 2024. [2] This testimonial was provided by a portfolio company employee to a Third Party Solution Provider as part of a non-compensated, optional, feedback form. $1,964 in zero-interest loans to portfolio company workers to manage their cash flow and avoid taking on high-interest debt in quarter ended June 30, 2024. The top three purposes cited by portfolio company workers this reporting period for using no-cost assistance were: • Other Expenses • High-Interest Debt • Emergency Cash “Third Party Solution Provider is helping me pay unexpected vet bills! I’d like to thank my HR team for this new option we have. It’s really helped me in hard times.” -Employee[2] 10 ®

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All data is as of June 30, 2024. Past performance is not indicative of future results. Detailed Performance data as well as additional Portfolio & Balance Sheet data is available herein. [1] The per share data was derived by using the weighted average shares of common stock outstanding during the period. [2] A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1-5. Q2 2024 Highlights 12

Quarter Ended June 30, 2023 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 Rows 1 1 1 1 1 Net investment income (Loss) per share [1] $0.14 $0.22 $0.28 $0.31 $0.31 Net realized/unrealized gain (loss) per share $0.01 $0.05 $0.13 $0.05 $(0.02) Net Realized/Unrealized Gain (Loss) Per Share Earnings (Loss) Per Common Share Dividends declared per share [2] Net Changes from capital share activity $(0.01) $(0.30) $0.29 $ - $(0.30) $0.36 $(0.09) $(0.30) $0.41 $ - $(0.20) $0.27 $0.07 $(0.30) $0.15 Earnings Per Share Net Asset Value Per Share $14.76 $14.83 $14.85 $14.91 $14.89 Past performance is not indicative of future results. [1] Net Investment Income per share data was derived by using the weighted average shares outstanding during the period. [2] Dividends declared per share data for distributions reflects the actual amount of distributions declared during the period. Quarterly Financial Results 13

($4.0) $14.9 Measure Values PREVIOUS_NAV_VALUE Net Investment Income Dividends Declared Net Change In Unrealized Gain/Loss On Investments Net Changes from Capital Share Activity CURRENT_NAV_VALUE $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $14.89 $(0.02) $(0.01) $0.31 $(0.30) $14.91 Note: - The Per Share data was derived by using the weighted average shares of common stock outstanding during the period. - Please see the BDC’s August 2024 Form 10-Q filing for more detailed information relating to investment income. NAV Per Share Bridge over Previous Quarter 03/31/2024 NAV 06/30/2024 NAV 14

Portfolio Highlights - New Originations

	Quarter Ended				
	June, 2023	Sep, 2023	Dec, 2023	Mar, 2024	June, 2024
Portfolio Funds (Dollars in 000s)					
New Investment Commitments	$18,035	$45,250	$161,802	$84,813	$119,500
Exit and Sales of investments [1]	$ -	($2,940)	$ -	$ -	$ -
Net Funds Growth [2]	$18,035	$42,310	$100,119	$55,532	$91,787
Asset Mix of New Investments					
Senior Secured	100.0%	96.0%	97.0%	100.0%	98.3%
Unitranche	-	-	-	-	-
Junior Debt [3]	-	-	0.6%	-	-
Equity And Other Investments	-	3.7%	2.4%	-	1.7%
Portfolio Rotation - Debt Investments					
Wt. Avg. Rate On New Investments [4]	12.9%	10.1%	12.1%	12.3%	11.6%
Wt. Avg. Spread Over The Applicable Base Rate Of New Floating Rate Investments [5]	S+7.83%	S+6.53%	S+6.56%	S+6.85%	S+6.12%
Wt. Avg. Interest rate on investments that paid-off	N/A	N/A	N/A	N/A	N/A

[1] Includes commitment reductions.
[2] Net funds growth includes the impact of new and upsized investments and exits of investments as noted in the table above, as well as other variables.
[3] Junior debt comprises subordinated debt and second lien loans.
[4] Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding.
[5] Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR and Prime. For variable rate loans that have a SOFR and Prime Rate Option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

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Portfolio Composition as of June 30, 2024 26 Portfolio Companies $422.4M Fair Value $16.2M Avg FMV/PortCo 98.0% First Lien Loans 97.6% Floating Rate Loans $26.7M Average EBITDA (Portfolio Weighted Average) 3.4x Net Leverage (Portfolio Weighted Average) 2.7x Interest Coverage (Portfolio Weighted Average) 38.9% LTV (Portfolio Weighted Average) 6.7% Floating Spread (Portfolio Weighted Average) 3.7 Weighted Average Duration (years) [1] 2.1 Weighted Average # of Covenants 0.0% Watchlisted Rate [2] 0.0% Non-Accrual Rate 99.7% FMV/Par 160 Driving Academy [4] M&S Acquisition Corporation Dance One Holdings LLC Direct Digital Holdings LLC Global K9 Companies LLC Best Friends Pet Care Holdings Inc Rotolo Consultants Inc Zero Waste Recycling LLC Salt Dental Collective LLC Better Car People $41.6M (15.5%) $39.4M (14.7%) $33.7M (12.6%) $27.8M (10.4%) $27.2M (10.2%) $22.4M (8.4%) $20.4M (7.6%) $19.4M (7.2%) $17.8M (6.7%) $17.8M (6.6%) Top 10 Portfolio Exposures (at fair value) Commercial Services & Supplies Road & Rail Professional Services Interactive Media & Services Construction & Engineering Media Water Utilities Specialized Consumer Services Healthcare Providers & Services Application Software $67.0M (20.6%) $41.6M (12.8%) $39.4M (12.1%) $33.7M (10.4%) $33.6M (10.4%) $27.8M (8.6%) $23.4M (7.2%) $22.4M (6.9%) $17.8M (5.5%) $17.8M (5.5%) Top 10 Industry Exposures [3] Weighted average calculation is based on the fair value of the portfolio company investments. Net leverage and LTV statistics include debt that is both senior and pari-passu to the tranche of debt owned by the investment vehicle. The Woodlands $13.3M Four Corners $36.8M Mid-Atlantic $69.1M Gulf Coast $61.7M Far West $78.1M Cascade $17.8M © Mapbox © OSM Portfolio by Region 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 2024 Q1 2024 Q2 # of Portcos FMV (M) 11 12 9 26 5 22 19 2 2 2 113.4M 132.7M 170.3M 273.6M 331.4M 40.6M 40.8M 48.1M 84.0M $422.4M Portfolio Build-Up Timeline *Lafayette Square BDC’s reporting period as of June 30, 2024 and underlying portfolio company financial data as of 06/30/2023. Company information is derived from the portfolio management infrastructure tools, WSO, Tableau & iLevel. - Weighted Average Duration of Portfolio represents the time to reach maturity. - A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1-5. - Based on GICS industry codes. - 160 Driving Academy also known as Rock Gate Capital, LLC. 16

June, 23 Sep, 23 Dec, 23 Mar, 24 June, 24 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 13.2% 12.7% 4.0% 8.1% 5.4% 7.2% 8.1% 7.1% 8.2% 6.9% 8.1% 12.8% 12.4% 6.5% 5.4% 5.3% 5.4% 5.3% 13.2% Note: - Weighted Average Yield at amortized cost and fair value of the portfolio. Does not represent the total return to stockholders. - SOFR data source: https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html - Weighted Average Cost of Debt is calculated as (a) the actual amount of interest expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Economic Analysis of Interest Rates 17

Quarterly Statements of Assets and Liabilities

(Dollar amounts in 000s, except share and per share data)	Quarter Ended June, 2023 (unaudited)	Sep, 2023 (unaudited)	Dec, 2023 (audited)	Mar, 2024 (unaudited)	June, 2024 (unaudited)
Assets					
Investments, at fair value	$132,690	$170,278	$273,593	$331,407	$422,365
Cash and cash equivalents	$67,731	$82,219	$109,771	$73,235	$99,352
Deferred financing costs	$201	$1,240	$1,094	$1,212	$3,892
Interest receivables	$273	$707	$961	$1,054	$1,824
Other assets	$380	$115	$407	$421	$1,237
Total Assets	$201,275	$254,559	$385,826	$407,329	$528,670
Liabilities					
SBA-guaranteed debentures	$ -	$31,000	$31,000	$38,400	$82,500
Secured borrowings	$4,000	$23,400	$27,500	$36,960	$75,000
Accounts payable and accrued expenses	$2,234	$1,244	$1,277	$947	$894
Distributions payable	$1,297	$2,614	$3,937	$6,475	$6,738
Due to affiliate	$340	$1,192	$123	$157	$29
Management fee payable	$348	$431	$605	$742	$872
Incentive fee payable	$318	$535	$565	$1,169	$1,213
Administrative services fee payable	$143	$251	$885	$500	$ -
Interest and financing payable	$153	$148	$695	$141	$1,287
Total Liabilities	$8,833	$60,815	$66,587	$85,491	$194,299
Total Net Assets	$192,442	$193,744	$319,239	$321,838	$334,371
Total Liabilities and Net Assets	$201,275	$254,559	$385,826	$407,329	$528,670
Net Asset Value per Share	$14.76	$14.83	$14.85	$14.91	$14.89
Asset coverage ratio	4911.0%	456.1%	645.7%	527.1%	288.0%
Number of shares of common stock outstanding	13,038,253	13,068,112	21,502,768	21,584,341	22,458,336

Note: Please see the BDC's August 8, 2024 Form 10-Q filing for more information regarding Assets and Liabilities.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended June, 2023 (unaudited)	Sep, 2023 (unaudited)	Dec, 2023 (audited)	Mar, 2024 (unaudited)	June, 2024 (unaudited)
Investment Income					
Interest income	$4,329	$5,723	$7,378	$10,552	$12,350
Dividend and fee income	$5	$18	$42	$213	$340
Total Investment Income	$4,334	$5,741	$7,420	$10,765	$12,690
Expenses					
General and administrative expenses	$678	$601	$650	$414	$841
Interest and financing expenses	$548	$307	$856	$922	$1,625
Professional fees	$259	$449	$571	$293	$678
Administrative services fee	$172	$251	$885	$506	$500
Management fee	$348	$431	$605	$742	$872
Directors' fees	$80	$80	$80	$80	$80
Offering expenses	$75	$ -	$ -	$ -	$ -
Organizational costs	$52	$46	$ -	$ -	$ -
Incentive fee – net investment income	$319	$535	$565	$1,169	$1,213
Expense support reimbursement	$329	$123	$ -	$ -	$ -
Total Expenses	$2,860	$2,823	$4,212	$4,126	$5,809
Net Investment Income after Tax	$1,474	$2,918	$3,208	$6,639	$6,881
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments	$ -	$ -	$ -	$ -	$ -
Net unrealized appreciation (depreciation) on investments	$164	$558	$1,472	$1,229	($400)
Net gain (loss) on investments	$164	$558	$1,472	$1,229	($400)
Provision for taxes on realized gain and unrealized appreciation on investments	$ -	$ -	$ -	$ -	$ -
Net Increase (Decrease) in Net Assets Resulting from Operations	$1,638	$3,476	$4,680	$7,868	$6,481
Per Share Data [1]					
Net Investment Income Per Share	$0.14	$0.22	$0.28	$0.31	$0.31
Earnings (Loss) Per Share	$0.15	$0.27	$0.41	$0.36	$0.29
Distributions declared and paid	$2,589,188	$2,613,622	$3,936,605	$6,475,302	$6,737,500
Weighted average shares of common stock outstanding	10,859,486	13,053,832	10,910,180	21,581,652	22,178,576

[1] Per Share Data calculated based on the daily weighted average shares outstanding during the period presented.

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$402.5M Closed Commitments Equity [1] $327.7M Called Commitments $74.8M Uncalled Commitments BDC Liquidity as of June 30, 2024 [1] As of June 30, 2024, the BDC has received $468 million in signed subscription documents. However, due to investor concentration limits agreed to with certain investors, we have only accepted approximately $402.5 million to date. [2] As of June 30, 2024, the SBIC has $82.5 million in SBA-guaranteed commitments, of which $82.5 million has been drawn. SBA regulations currently permit the SBIC to borrow up to $175.0 million in SBA-guaranteed debentures to the extent the SBIC has at least $87.5 million in regulatory capital (as defined by SBA regulations). On July 3, 2024, the SBIC submitted its application to the SBA for an additional $82.5 million in SBA-guaranteed commitment which will bring its total commitment to $165 million and is included in the liquidity table. [3] Represents current financing facilities including initial financing of $75 million from ING Credit Facility, with access to uncommitted accordion feature that could allow up to $250 million in financing with the addition of other lenders. Lafayette Square USA, Inc. has $256.7 million of available liquidity including cash & cash equivalents and financing facilities. $260.4M Commited [3] Debt [2] $177.9M Drawn $82.5M Undrawn $662.9M Committed Overall $505.6M Drawn $157.3M Undrawn $99.4M Cash & Cash Equivalents $256.7M Available Liquidity 20

Date Declared Record Date Payment Date Frequency Total Amount Total DRIP Shares Total Shares 4/21/2023 4/21/2023 5/15/2023 Quarterly $1,292,331 30,168 6/23/2023 6/23/2023 8/14/2023 Quarterly $1,296,856 29,859 9/29/2023 9/29/2023 11/13/2023 Quarterly $2,613,622 53,904 12/13/2023 12/12/2023 1/4/2024 Quarterly $3,936,605 81,573 3/26/2024 3/22/2024 5/6/2024 Quarterly $6,475,302 140,901 6/28/2024 6/25/2024 8/6/2024 Quarterly $6,737,500 147,220 8,615,541 8,645,710 13,068,112 13,122,016 21,584,341 22,458,336 Distributions Data [1] June, 23 Sep, 23 Dec, 23 Mar, 24 June, 24 0.0% 2.0% 4.0% 6.0% 8.0% $0M $10M $20M $1,296,856 $2,613,622 $3,936,605 $6,475,302 $6,737,500 [1] Subject to the discretion of and as determined by the Board of Directors, the BDC will authorize and declare ordinary cash distributions on a quarterly basis, based upon the earnings estimated by management. Net realized capital gains, if any, are distributed to shareholders at least annually, although the BDC can retain such capital gains for investment in its discretion. Common Stock and Distribution Information 21 4.0% 5.4% 8.2% 8.1% 8.1%

New Investments Activity

Quarter Ended June 30, 2024 (Dollars in 000s)

Portfolio Company	Investment Type	Issuer Deal Type	Commitment	Par Amount Funded/ Units Held	Base Rate Spread	All-in-rate
CentralBDC Enterprises, LLC	1st lien senior secured revolver	New	$3,158	$1,053	5.00%	10.33%
	1st lien senior secured term Loan	New	$16,842	$16,842	5.00%	10.33%
National Carbon Technologies California, LLC	Bonds	New	$20,000	$1,667	12.25%	12.25%
Puris LLC	1st lien senior secured term Loan	New	$13,500	$13,500	5.75%	11.08%
160 Driving Academy (Rock Gate Capital, LLC)	1st lien senior secured term Loan	New	$42,000	$42,000	6.75%	12.08%
	Warrants	New	N/A	166,108	N/A	N/A
M&S Acquisition Corporation	1st lien senior secured term Loan	Upsizing	$5,000	$5,000	6.50%	12.10%
Zero Waste Recycling LLC	1st lien senior secured term Loan	Upsizing	$4,000	$4,000	6.45%	12.03%
Best Friends Pet Care Holdings Inc.	1st lien senior secured DDTL	Upsizing/Existing	$15,000	$6,697	6.45%	12.05%
Cafe Zupas, L.C.	1st lien senior secured DDTL	Existing	$1,115	$1,115	7.00%	12.32%
	1st lien senior secured revolver	Existing	$892	$892	7.00%	12.32%
H.W. Lochner, Inc.	1st lien senior secured revolver	Existing	$803	$803	6.25%	11.73%
MSPB MSO, LLC	1st lien senior secured DDTL	Existing	$1,695	$1,695	5.75%	11.07%
Synergi LLC	1st lien senior secured revolver	Existing	$1,500	$1,500	7.50%	13.10%

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Lafayette Square BDC Human Capital Results Dashboard Footnotes

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